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                                                                    Exhibit 21.1

                             BRANDYWINE REALTY TRUST

                                  SUBSIDIARIES

AAPOP 1, L.P., a Delaware limited partnership AAPOP 2, L.P., a Delaware limited partnership

AAPOP 3, L.P., a Delaware limited partnership

AAPOP Umbrella, L.P., a Delaware limited partnership

Brandywine 1676, L.P., a Delaware limited partnership

Brandywine Ambassador, L.P., a Pennsylvania limited partnership

Brandywine Berwyn SPE, L.P., a Pennsylvania limited partnership

Brandywine Dominion, L.P., a Pennsylvania limited partnership

Brandywine F.C., L.P., a Pennsylvania limited partnership

Brandywine Grande B, L.P., a Delaware limited partnership

Brandywine I.S., L.P., a Pennsylvania limited partnership

Brandywine Norriton, L.P., a Pennsylvania limited partnership

Brandywine Operating Partnership, L.P., a Delaware limited partnership

Brandywine P.M., L.P., a Pennsylvania limited partnership

Brandywine TB Inn, L.P., a Pennsylvania limited partnership

Brandywine Realty Partners, a Pennsylvania general partnership

Brandywine TB I, L.P., a Pennsylvania limited partnership

Brandywine TB II, L.P., a Pennsylvania limited partnership

Brandywine TB V, L.P., a Pennsylvania limited partnership

Brandywine TB VI, L.P., a Pennsylvania limited partnership

Brandywine Tysons, L.P., a Delaware limited partnership

C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership

C/N Leedom Limited Partnership II, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership

Fifteen Horsham, L.P., a Pennsylvania limited partnership

Five/Oliver Brandywine Partner, L.P., a Pennsylvania limited partnership

Iron Run Limited Partnership V, a Pennsylvania limited partnership

LC/N Horsham Limited Partnership, a Pennsylvania limited partnership

LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership

Newtech III Limited Partnership, a Pennsylvania limited partnership

Newtech IV Limited Partnership, a Pennsylvania limited partnership

Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership

Witmer Operating Partnership I, L.P., a Delaware limited partnership

Brandywine Central, L.P., a Pennsylvania limited partnership

Brandywine 3 Paragon Drive Partnership, a New York general partnership

Brandywine 55 Ames Court Partnership, a New York general partnership

Brandywine Engineers Lane Partnership, a New York general partnership

Brandywine National Road Partnership, a New York general partnership

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Brandywine Phillips Parkway Partnership, a New Jersey general partnership

Brandywine Broad Street Partnership, a New York general partnership

Brandywine Axinn Avenue Partnership, a New York general partnership

Brandywine Durham Partnership, a New Jersey general partnership

Interstate Center Associates, a Virginia general partnership

Iron Run Venture I, a Pennsylvania general partnership

IR Northlight II Associates, a Pennsylvania general partnership

Iron Run Venture II, a Pennsylvania general partnership

AAP Sub One, Inc., a Delaware corporation

AAP Sub Two, Inc., a Delaware corporation

AAP Sub Three, Inc., a Delaware corporation

AAP Sub Four, Inc., a Delaware corporation

Atlantic American Land Development, Inc., a Delaware corporation

AAP 1-49, Inc., 49 separate Delaware corporations

Brandywine Grande B Corp., a Delaware corporation

Brandywine Holdings, I, Inc., a Pennsylvania corporation

Brandywine Holdings II, Inc., a Pennsylvania corporation

Brandywine Holdings III, Inc., a Pennsylvania corporation

Brandywine Realty Services Corporation, a Pennsylvania corporation

Brandywine SPE Corp., a Pennsylvania corporation

1100 Brandywine, LLC, a Delaware limited liability company

Brandywine 263 Old Country Road, L.L.C., a New York limited liability company

Brandywine Acquisitions, LLC, a Delaware limited liability company

Brandywine Ambassador, LLC, a Pennsylvania limited liability company

Brandywine Axinn I, LLC, a Delaware limited liability company

Brandywine Axinn II, LLC, a Delaware limited liability company

Brandywine Berwyn SPE, L.L.C., a Pennsylvania limited liability company

Brandywine Brokerage Services, LLC, A New Jersey limited liability company

Brandywine Chestnut Ridge, L.L.C., a New Jersey limited liability company

Brandywine Dabney, L.L.C., a Delaware limited liability company

Brandywine Dominion, L.L.C., a Pennsylvania limited liability company

Brandywine F.C., L.L.C., a Pennsylvania limited liability company

Brandywine I.S., L.L.C., a Pennsylvania limited liability company

Brandywine Interstate 50,  L.L.C., a Delaware limited liability company

Brandywine Leasing, LLC, a Delaware limited liability company

Brandywine - Main Street, LLC, a Delaware limited liability company

Brandywine Norriton, L.L.C., a Pennsylvania limited liability company

Brandywine P.M., L.L.C., a Pennsylvania limited liability company

Brandywine Piazza, L.L.C., a New Jersey limited liability company

Brandywine Plaza 1000, L.L.C., a New Jersey limited liability company

Brandywine Promenade, L.L.C., a New Jersey limited liability company

Brandywine TB Inn, L.L.C., a Pennsylvania limited liability company

Brandywine TB I, L.L.C., a Pennsylvania limited liability company

Brandywine TB II, L.L.C., a Pennsylvania limited liability company

Brandywine TB III, L.L.C., a Pennsylvania limited liability company

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Brandywine TB V, L.L.C., a Pennsylvania limited liability company

Brandywine TB VI, L.L.C., a Pennsylvania limited liability company

Brandywine Trenton Urban Renewal, L.L.C., a Delaware limited liability company

Brandywine Tysons, L.L.C., a Delaware limited liability company Brandywine Witmer, L.L.C., a Pennsylvania limited liability company

Brandywine Industrial Partnership, L.P., a Delaware limited partnership

Brandywine Tysons International Partners, a Delaware general partnership

1000 Chesterbrook Boulevard Partnership, a Pennsylvania general partnership

Christiana Center Operating Company I LLC, a Delaware limited liability company

Christiana Center Operating Company II LLC, a Delaware limited liability company

Christiana Center Operating Company III LLC, a Delaware limited liability company

Two Tower Bridge Associates, a Pennsylvania limited partnership

Four Tower Bridge Associates, a Pennsylvania limited partnership

Five Tower Bridge Associates, a Pennsylvania limited partnership

Six Tower Bridge Associates, a Pennsylvania limited partnership

Interstate 202 General Partnership, a Pennsylvania general partnership

Plymouth Meeting General Partnership, a Pennsylvania general partnership

Atlantic American Properties Trust, a Maryland real estate investment trust